EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARKANSAS BEST CORPORATION
DECLARES A $0.15/SHARE QUARTERLY DIVIDEND
     (Fort Smith, Arkansas, October 26, 2005) — The Board of Directors of Arkansas Best Corporation (Nasdaq: ABFS) has declared a quarterly cash dividend of fifteen cents ($0.15) per share to holders of record of its Common Stock $.01 par value (Nasdaq: ABFS) on November 9, 2005, payable on November 23, 2005.
     Arkansas Best Corporation, headquartered in Fort Smith, AR, is a transportation holding company with two primary operating subsidiaries. ABF Freight System, Inc., in continuous service since 1923, provides national transportation of LTL general commodities throughout North America. Clipper is an intermodal marketing company that provides domestic freight services, utilizing rail and over-the-road transportation. For more information, please visit www.arkbest.com.

Contact:	Mr. David E. Loeffler, Senior Vice President, Chief Financial Officer and Treasurer
Telephone: (479) 785-6157

Mr. David Humphrey, Director of Investor Relations
Telephone: (479) 785-6200
END OF RELEASE